Exhibit 24

POWER OF ATTORNEY
ENERGEN CORPORATION

Each of the undersigned directors of Energen Corporation, an Alabama corporation, hereby nominates, constitutes and appoints James T. McManus, II, and Charles W. Porter, Jr., and each of them, the true and lawful attorneys of the undersigned to sign the name of the undersigned as director to the Annual Reports on Form 10-K for the year ended December 31, 2016, of each of said corporations, in such form as they or any one of them may approve, and to file the same with all exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, and to any and all amendments to said reports.

The undersigned hereby grants to said attorneys full power and authority to do and perform each and every act and thing requisite and necessary to be done so that such Annual Reports shall comply with the Securities Exchange Act of 1934, as amended, and the applicable rules and regulations adopted pursuant thereto, and further grants full power of substitution, resubstitution and revocation, all as fully as the undersigned could do if personally present, hereby ratifying all that said attorneys or their substitutes may lawfully do by virtue hereof.

IN WITNESS WHEREOF, the undersigned directors of Energen Corporation have executed this Power of Attorney as of the 9th day of February, 2017.

/s/ Kenneth W. Dewey
Kenneth W. Dewey

/s/ T. Michael Goodrich
T. Michael Goodrich

/s/ M. James Gorrie
M. James Gorrie

/s/ Jay Grinney
Jay Grinney

/s/ William G. Hargett
William G. Hargett

/s/ Frances Powell Hawes
Frances Powell Hawes

/s/ Alan A. Kleier
Alan A. Kleier

/s/ Stephen A. Snider
Stephen A. Snider

/s/ Gary C. Youngblood
Gary C. Youngblood